Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2005, except for the effects of the reverse stock split discussed in Note 16, as to which the date is March 10, 2006, relating to the financial statements of Occam Networks, Inc. which appears in Occam Networks, Inc.’s Annual Report on Form 10-K for the year ended December 25, 2005.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

November 1, 2006